PRE-PAY AGREEMENT

This Pre-Pay Agreement (this “Agreement”) is made as of March 28, 2019 (the “Effective Date”) by and among CMC Magnetics Corporation (“CMC”) and GlassBridge Enterprises, Inc. f/k/a Imation Corp., a Delaware corporation and its subsidiaries (“GlassBridge”) including Imation Corp Japan (“ICJ”), and together with CMC and GlassBridge, each a “Party” and collectively, the “Parties”).

WHEREAS, on September 15, 2017 the Parties entered into a Settlement Agreement, providing for a full, final, complete, and global settlement of the subject matter of the Lawsuit and for certain releases and covenants, all on the terms and conditions set forth therein; and

WHEREAS, GlassBridge now desires to immediately pre-pay the remaining balance of $1,000,000 ICJ Promissory Note due on October 10, 2019 under the Settlement Agreement, and CMC desires to accept such pre-payment in full satisfaction of GlassBridge’s obligations under the Settlement Agreement and ICJ Promissory Note and its obligations under Section 4 (a) of the Settlement Agreement;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and releases and the other good and valuable consideration contained herein, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.0 PRE-PAYMENT

1.1 GlassBridge shall pay to CMC the sum of three hundred twenty five thousand United States dollars $325,000 in cash (the “Pre-Pay Amount”) on or before March 31, 2019 as pre-payment of its remaining $1,000,000 promissory note under the Settlement Agreement, including Section 4 (a).

1.2. All payments made under this Agreement shall be made by electronic transfer of funds to CMC, as follows:

Bank Name: Taishin International Bank, Corporate Banking Group

Bank Address: 2F., No. 17, Sec. 2, Chien-Kuo N. Rd., Taipei 104, Taiwan

Account Name: CMC Magnetics Corp.

Swift Code: TSIBTWTP

1.3 Payment of the Pre-Pay Amount shall be made by GlassBridge without any deduction, set off, or withholding for, or on account of, any tax, claim for reimbursement, or other charge.

2.0 RELEASE AND TERMINATION

2.1 Release by CMC. Upon delivery of payment by GlassBridge of the Pre-Pay Amount defined in Section 1.1 on or before March 31, 2019, CMC, on behalf of itself and its successors and assigns hereby releases, acquits, and forever discharges GlassBridge from any and all obligations, under arising out of the Settlement Agreement except as provided in this Agreement.

2.2 Release by GlassBridge. Upon delivery of payment by GlassBridge of the Pre-Pay Amount defined in Section 1.1, GlassBridge, on behalf of itself and its successors and assigns hereby releases, acquits, and forever discharges CMC from any and all obligations, under arising out of the Settlement Agreement except as provided in this Agreement.

2.3 Termination of the Promissory Note. Upon delivery of payment by GlassBridge of the Pre-Pay Amount defined in Section 1.1 on or before March 31, 2019, the Promissory Note shall terminate and be of no further force or effect.

2.4 Settlement Agreement. Payment by GlassBridge of the Pre-Pay Amount defined in Section 1.1 on or before March 31, 2019, shall be in full satisfaction of the consideration required in Section 4(a) of the Settlement Agreement and in full satisfaction of the Promissory Note.

3.0 MISCELLANEOUS

3.1 Other than the Pre-Pay Amount constituting satisfaction of Sections 4(a) of the Settlement Agreement, this Agreement does not modify, change or cancel any terms or obligations of the Parties under the Settlement Agreement, all of which shall remain in full force and effect and binding on the Parties.

3.2 Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for any other Party under this Agreement. There is no fiduciary duty or special relationship of any kind arising between the Parties due to this Agreement. Each Party expressly disclaims any reliance on any act, word, or deed of the other Parties in entering into this Agreement.

3.3 This Agreement is solely for the benefit of the Parties, there are no intended third-party beneficiaries of this Agreement, and no provision hereof shall be deemed to confer upon any third party.

3.4 If any portion of this Agreement is found to be invalid, illegal, or unenforceable for any reason, the remainder of the Agreement shall continue in force and, if needed, the Parties or a court of competent jurisdiction shall substitute suitable provisions having like economic effect and intent.

3.5 This Agreement constitutes the full, complete and entire understanding of the Parties with respect to the subject matter of this Agreement and replaces any prior oral communications, discussions, or agreements between the Parties with respect to the subject matter herein. This Agreement cannot be modified, terminated, or amended in any respect orally or by conduct of the Parties. Any termination, modification, or amendment of this Agreement may be made only by a writing signed by all Parties. No waiver of any provision of this Agreement shall be binding in any event unless executed in writing by the Party making such waiver.

3.6 Each Party and its counsel have reviewed and approved this Agreement, and accordingly any presumption or rule of construction permitting ambiguities to be resolved against the drafting party shall not be employed in the interpretation or application of this Agreement.

3.7 EXCEPT AS PROVIDED EXPLICITLY HEREIN, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER THEORY) FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OPPORTUNITIES, OR SAVINGS, ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the Effective Date.

GLASSBRIDGE ENTERPRISES, INC.

By
Name:	Danny Zheng
Title:	Interim CEO and CFO

CMC Magnetics, Corporation

By:
Name:
Title: